Exhibit 10.23

MANAGEMENT SHAREHOLDERS AGREEMENT

by and among

Avago Technologies Limited,

Bali Investments S.a.r.l., a Luxembourg company

and

«Name»

Dated as of December 1, 2005

This Management Shareholders Agreement (this “Agreement”) is entered into effective as of December 1, 2005 by and between Avago Technologies Limited, (the “Company”), Bali Investments S.a.r.l., a Luxembourg company (“Luxco”) and «Name» (the “Purchaser”) (being hereinafter collectively referred to as the “Parties”).

RECITALS

Pursuant to the terms of the Equity Incentive Plan for Executive Employees of Avago Technologies Limited and Subsidiaries, as the same may be amended from time to time (the “Equity Plan”), the Company is granting options to purchase ordinary shares (the “Shares”) in the Company to certain employees of the Company or one of its Subsidiaries, including the Purchaser. This Agreement is one of several agreements (“Other Purchasers’ Agreements”) which have been, or which in the future will be, entered into between the Company and other individuals who are or will be employees of the Company or one of its Subsidiaries (collectively, the “Other Purchasers”). For purposes of this Agreement, “Subsidiary,” with respect to any entity, shall mean any Person in an unbroken chain of Persons beginning with such entity if each of the Persons, or group of commonly controlled Persons, other than the last Person in the unbroken chain, then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other Persons in such chain; “Affiliate” shall mean, with respect to any Person, a Person directly or indirectly controlling, controlled by, or under common control with, such Person; “Person” means an individual, partnership, limited liability company, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature, and “control” shall have the meaning given such term under Rule 405 of the United States Securities Act of 1933, as amended (the “Securities Act”).

On the date hereof (the “Purchase Date”) the Company will grant to the Purchaser an option or options to purchase the number of Shares set forth on Exhibit A hereto as New Options (the “New Options”) at an exercise price equal to US$5.00 per Share (the “Initial Price Per Share”), pursuant to the terms of the Equity Plan and the “New Option Non-Qualified Share Option Agreement” to be dated effective as of the Purchase Date. The New Options may be granted as Base Options or Performance Options (each as defined in the New Option Non-Qualified Share Option Agreement).

Purchaser, on the Purchase Date, will purchase for cash the number of Shares, if any, as set forth on Exhibit A as Co-Investment Shares (the “Co-Investment Shares”) and/or in addition to the New Options, will be granted options under the Equity Plan for the number of Shares set forth on Exhibit A as Rollover Options, (the “Rollover Options”) pursuant to the terms of the Equity Plan and the Rollover Option Non-Qualified Share Option to be dated effective as of the Purchase Date.

The term “Options” as used in this Agreement shall include the Rollover Options, the New Options and any other options to purchase Shares granted to the Purchaser by the Company and held by the Purchaser at any time when this Agreement is in effect. The term “Shares” as used in this Agreement shall include all Co-Investment Shares and all Shares issued to the Purchaser by the Company upon exercise of the Options and of any other stock options held by the Purchaser and any other Shares otherwise acquired by the Purchaser at any time when this Agreement is in effect. “Rollover Shares” shall mean the Co-Investment Shares and Shares issued to the Purchaser by the Company upon exercise of Rollover Options.

AGREEMENT

To implement the foregoing and in consideration of the mutual agreements contained herein, the Parties agree as follows:

1. Issuance of Co-Investment Shares, New Options and Rollover Options.

Upon and as of the Purchase Date, the Company shall issue to the Purchaser the Co-Investment Shares, the New Options and the Rollover Options subject to the terms and conditions hereinafter set forth and contained in the Equity Plan, the New Option Non-Qualified Share Option Agreement and the Rollover Option Non-Qualified Share Option Agreement, and the Parties shall execute and deliver to each other copies of the New Option Non-Qualified Share Option Agreement and the Rollover Option Non-Qualified Share Option Agreement in connection with the issuance of the New Options and Rollover Options.

2. The Purchaser’s Representations, Warranties and Agreements.

(a) The Purchaser agrees and acknowledges that Purchaser will not, directly or indirectly, offer, transfer, sell, assign, pledge, hypothecate or otherwise dispose of any Shares (any such act sometimes referred to herein as a “Transfer,” whether voluntary or involuntary) unless such Transfer complies with the terms and conditions of this Agreement, including the restrictions on Transfer contained in Section 3 hereof, and (i) the Transfer is pursuant to an effective registration statement under the Securities Act, or the rules and regulations in effect thereunder or (ii) (A) counsel for the Purchaser (which shall be O’Melveny & Myers LLP or such other counsel acceptable to the Company) shall have furnished the Company with an opinion, satisfactory in form and substance to the Company, that no such registration is required because of the availability of an exemption from registration under the Securities Act and (B) if the Purchaser is a citizen or resident of any country other than the United States, or the Purchaser desires to effect any Transfer in any such country, counsel for the Purchaser (which counsel shall be reasonably satisfactory to the Company) shall have furnished the Company with an opinion or other advice satisfactory in form and substance to the Company to the effect that such Transfer will comply with the securities laws of such jurisdiction. Notwithstanding the foregoing, the Company acknowledges and agrees that any of the following Transfers are deemed to be in compliance with the Securities Act and this Agreement and no opinion of counsel is required in connection therewith: (x) a Transfer made pursuant to Section 5, 6, 8 or 9 hereof, (y) a Transfer upon the death of the Purchaser to his executors, administrators, testamentary trustees, legatees or beneficiaries (the “Purchaser’s Estate”) or a

Transfer to the executors, administrators, testamentary trustees, legatees or beneficiaries of an individual who has become a holder of Shares in accordance with the terms of this Agreement; provided, that it is expressly understood that any such transferee shall be bound by the provisions of this Agreement and (z) a Transfer made after the Purchase Date in compliance with the federal securities laws to a trust, custodianship or other similar entity the beneficiaries or holders of which may include only the Purchaser, his spouse or his lineal descendants (which term shall include biological as well as adoptive descendants) or directly to the Purchaser’s spouse or lineal descendants (a “Purchaser’s Trust”) or a transfer made after the fifth anniversary of the Purchase Date to such a trust by an individual who has become a holder of Shares in accordance with the terms of this Agreement; provided, that such Transfer is made expressly subject to this Agreement and that the transferee agrees in writing to be bound by the terms and conditions hereof.

(b) The certificate (or certificates) representing the Shares shall bear the following legend:

“THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION COMPLIES WITH THE PROVISIONS OF THE MANAGEMENT SHAREHOLDER’S AGREEMENT DATED AS OF DECEMBER 1, 2005 BY AND BETWEEN AVAGO TECHNOLOGIES LIMITED (THE “COMPANY”) AND THE PURCHASER NAMED ON THE FACE HEREOF (A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY). EXCEPT AS OTHERWISE PROVIDED IN SUCH AGREEMENT, NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR (B) IF (I) THE COMPANY HAS BEEN FURNISHED WITH A SATISFACTORY OPINION OF COUNSEL FOR THE HOLDER THAT SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION IS EXEMPT FROM THE PROVISIONS OF SECTION 5 OF THE ACT OR THE RULES AND REGULATIONS IN EFFECT THEREUNDER, AND IN COMPLIANCE WITH APPLICABLE PROVISIONS OF STATE SECURITIES LAWS, AND (II) IF THE HOLDER IS A CITIZEN OR RESIDENT OF ANY COUNTRY OTHER THAN THE UNITED STATES, OR THE HOLDER DESIRES TO EFFECT ANY SUCH TRANSACTION IN ANY SUCH COUNTRY, THE COMPANY HAS BEEN FURNISHED WITH A SATISFACTORY OPINION OR OTHER ADVICE OF COUNSEL FOR THE HOLDER THAT SUCH TRANSACTION WILL NOT VIOLATE THE LAWS OF SUCH COUNTRY.”

(c) The Purchaser acknowledges that Purchaser has been advised that (i) the issuance of the Options and the Shares have not been registered under the Securities Act, (ii) the Options and the Shares must be held indefinitely and the Purchaser must continue to bear the economic risk of the investment in the Options and the Shares unless the Shares are subsequently registered under the Securities Act or an exemption from registration is available, (iii) it is not anticipated that there will be any public market for the Options and the Shares, (iv) an exemption from registration under Rule 144 promulgated under the Securities Act is not currently available with respect to the sales of any securities of the Company, and except as provided in Section 11(b) hereof, the Company has made no covenant to make such Rule available, (v) when and if Options and the Shares may be disposed of without registration in reliance on Rule 144, such disposition can be made only in limited amounts in accordance with the terms and conditions of such Rule, (vi) if the Rule 144 exemption is not available, public sale without registration will require compliance with some other exemption under the Securities Act, (vii) a restrictive legend in the form heretofore set forth shall be placed on the certificates representing the Options and the Shares and (viii) a notation shall be made in the appropriate records of the Company indicating that the Shares are subject to restriction on transfer and, if the Company should at some time in the future engage the services of a stock transfer agent, appropriate stop transfer restrictions will be issued to such transfer agent with respect to the Shares.

(d) If any Shares are to be disposed of in accordance with Rule 144 under the Securities Act or otherwise, the Purchaser shall promptly notify the Company of such intended disposition and shall deliver to the Company at or prior to the time of such disposition such documentation as the Company may reasonably request in connection with such sale, and, in the case of a disposition pursuant to Rule 144, shall deliver to the Company an executed copy of any notice on Form 144 required to be filed with the Securities and Exchange Commission.

(e) The Purchaser agrees that, if any Shares (or securities convertible into or exchangeable for Shares) or other equity securities of the Company are offered to the public pursuant to an effective registration statement under the Securities Act, the Purchaser will not effect any public sale or distribution of any Shares not covered by such registration statement within 7 days prior to, or within 180 days (or such other shorter time period as may be permitted by the underwriters or such other longer time period as may be required by the underwriters in such offering, but in no event more than or less than the number of days applicable to Luxco (collectively with any shareholder required to become a party to this Agreement pursuant to Section 8(a)(iii) below the “Sponsors”)) after the effective date of such registration statement, unless otherwise agreed to in writing by the Company.

(f) The Purchaser represents and warrants that (i) Purchaser has received and reviewed the Confidential Offering Memorandum relating to the debt offering by a Subsidiary of the Company and (ii) Purchaser has been given the opportunity to obtain any additional information or documents and to ask questions and receive answers about such documents, the Company and its Subsidiaries and Affiliates and the business and prospects of the Company and its Subsidiaries and Affiliates and which Purchaser deems necessary to evaluate the merits and risks related to his investment in the Options and the Shares and to verify the information contained in the information reviewed as indicated in this Section 2(f) and Purchaser has relied solely on such information.

(g) The Purchaser further represents and warrants that (i) his financial condition is such that Purchaser can afford to bear the economic risk of holding the Options and the Shares for an indefinite period of time and has adequate means for providing for his current needs and personal contingencies, (ii) Purchaser can afford to suffer a complete loss of his investment in the Options and the Shares, (iii) all information which Purchaser has provided to the Company concerning himself and his financial position is correct and complete as of that date, (iv) Purchaser understands and has taken cognizance of all risk factors related to the purchase of the Options and the Shares, and (v) his knowledge and experience in financial and business matters are such that Purchaser is capable of evaluating the merits and risks of his purchase of the Options and the Shares as contemplated by this Agreement.

3. Restriction on Transfer.

(a) Except for Transfers permitted by clauses (x), (y) and (z) of Section 2(a) or a sale of Shares pursuant to Section 12, the Purchaser agrees that Purchaser will not transfer, sell, assign, pledge, hypothecate or otherwise dispose of any Shares at any time prior to the fifth anniversary of the Purchase Date. No Transfer of any such Shares in violation hereof shall be made or recorded on the books of the Company and any such Transfer shall be void and of no effect.

(b) Any attempt to Transfer any Shares not in compliance with this Agreement shall be null and void and neither the Company nor any transfer agent shall give any effect in the Company’s stock records to such attempted Transfer.

4. Right of First Refusal.

If, at any time after the fifth anniversary of the Purchase Date and prior to the earlier of a Qualified Public Offering (as defined in Section 7(i) below) or Change in Control (as defined in Section 17(b) below), the Purchaser receives a bona fide offer to purchase any or all of his Shares (the “Offer”) from a third party (the “Offeror”) which the Purchaser wishes to accept, the Purchaser shall cause the Offer to be reduced to writing and shall notify the Company in writing of his wish to accept the Offer. The Purchaser’s notice shall contain an irrevocable offer to sell such Shares to the Company, (in the manner set forth below) at a purchase price equal to the price contained in, and on the same terms and conditions of, the Offer, and shall be accompanied by a true copy of the Offer (which shall identify the Offeror). At any time within 45 days after the date of the receipt by the Company of the Purchaser’s notice, the Company shall have the right and option to purchase, or to arrange for a third party to purchase, all of the Shares covered by the Offer either (i) at the same price and on the same terms and conditions as the Offer or (ii) if the Offer includes any consideration other than cash, then at the sole option of the Company, at the equivalent all cash price, determined in good faith by the Company’s Board of Directors, by delivering a certified bank check or checks in the appropriate amount to the Purchaser at the principal office of the Company against delivery of certificates or other instruments representing the Shares so purchased, appropriately endorsed by the Purchaser. If at the end of such 45 day period, the Company has not tendered the purchase price for such shares in the manner set forth above, the Purchaser may during the succeeding 30 day period sell not less than all of the Shares covered by the Offer to the Offeror at a price and on terms no less favorable to the Purchaser than those contained in the Offer. No sale may be made to any Offeror unless the Offeror agrees in writing with the Company to be bound by the provisions of this Section 4 in connection with any resale by the Offeror. Promptly after such sale, the Purchaser shall notify the Company of the consummation thereof and shall furnish such evidence of the completion and time of completion of such sale and of the terms thereof as may reasonably be requested by the Company. If, at the end of the 30 day period following the expiration of the 45 day period for the Company to purchase the Shares, the Purchaser has not completed the sale of such Shares as aforesaid, all the restrictions on sale, transfer or assignment contained in this Agreement shall again be in effect with respect to such Shares.

5. The Purchaser’s Resale of Shares and Options to the Company Upon The Purchaser’s Death or Disability.

(a) If on or before the fifth anniversary of the Purchase Date, (A) the Purchaser is still in the employ of the Company or any Subsidiary of the Company and (B) the Purchaser either dies or becomes permanently disabled then the Purchaser, the Purchaser’s Estate or the Purchaser’s Trust, as the case may be, shall have the right, for twelve months following the date of death or permanent disability, to (X) sell to the Company, and the Company shall be required to purchase, on one occasion, all or any portion of the Shares then held by the Purchaser, the Purchaser’s Estate and/or the Purchaser’s Trust, as the case may be, at the Section 5 Repurchase Price, as determined in accordance with Section 7; provided, that such Shares have been held by Purchaser, Purchaser’s Estate or the Purchaser’s Trust for not less than six months and one day as of the date of their sale to the Company, and (Y) require the Company to issue to the Purchaser, the Purchaser’s Estate or the Purchaser’s Trust, as the case may be, that number of Shares having an aggregate Fair Market Value equal to the Option Excess Price (as defined in Section 10) determined on the basis of a Section 5 Repurchase Price as provided in Section 10 with respect to the termination of all or any portion of the outstanding exercisable Options then held by the Purchaser, which Shares the Purchaser, the Purchaser’s Estate and/or the Purchaser’s Trust may then require the Company to purchase in accordance with clause (X) above (including with respect to the six month and one day timing restriction contained therein). The Purchaser, the Purchaser’s Estate and/or the Purchaser’s Trust, as the case may be, shall send written notice to the Company of its intention to sell Shares and/or to terminate Options in exchange for the payment and/or Share issuance referred to in the preceding sentence (the “Redemption Notice”). The completion of the purchase shall take place at the principal office of the Company on the tenth business day after the giving of the Redemption Notice. The Section 5 Repurchase Price and any issuance of Shares with respect to the Options as described above shall be paid by delivery to the Purchaser, the Purchaser’s Estate or the Purchaser’s Trust, as the case may be, of Shares and/or a certified bank check or checks in the appropriate amount payable to the order of the Purchaser, the Purchaser’s Estate or the Purchaser’s Trust, as the case may be, against delivery of certificates or other instruments representing the Shares so purchased and appropriate documents canceling the Options so terminated, appropriately endorsed or executed by the Purchaser, the Purchaser’s Estate or the Purchaser’s Trust, or his or its duly authorized representative. For purposes of this Agreement, the Purchaser shall be deemed to have a “permanent disability” if the Purchaser is unable to engage in activities required by the terms of Purchaser’s employment by the Company or any Subsidiary of the Company by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months.

(b) Notwithstanding anything in Section 5(a) to the contrary and subject to Section 13, if there exists and is continuing a default or an event of default on the part of the Company or any Subsidiary of the Company under any loan, guarantee or other agreement under which the Company or any Subsidiary of the Company has borrowed money or such repurchase would result in a default or an event of default on the part of the Company or any Subsidiary of the Company under any such agreement or if a repurchase would not be permitted under any applicable law or regulation (each such occurrence being an “Event”), the Company shall not be obligated to repurchase any of the Shares or the Options from the Purchaser, the Purchaser’s Estate, or the Purchaser’s Trust, as the case may be, until the first business day which is 15 calendar days after all of the foregoing Events have ceased to exist (the “Repurchase Eligibility Date”); provided, however, that (i) the number of Shares subject to repurchase under this Section 5(b) shall be that number of Shares, and (ii) the number of Exercisable Option Shares (as defined in Section 10) for purposes of calculating the Option Excess Price payable under this Section 5(b) shall be the number of Exercisable Option Shares held by the Purchaser, the Purchaser’s Estate or the Purchaser’s Trust, as the case may be, at the time of delivery of a Redemption Notice in accordance with Section 5(a) hereof. All Options exercisable as of the date of a Redemption Notice shall continue to be exercisable until the repurchase pursuant to such Redemption Notice.

6. The Company’s Option to Repurchase Shares and Options of the Purchaser.

(a)(i) If, on or prior to the fifth anniversary of the Purchase Date, (A) the Purchaser’s active employment with the Company (and/or, if applicable, its Subsidiaries or Affiliates) is voluntarily or involuntarily terminated for any reason whatsoever, (B) the beneficiaries of the Purchaser’s Trust shall include any person or entity other than the Purchaser, his spouse or his lineal descendants, (C) the Purchaser shall effect a Transfer of any of the Shares other than as permitted in this Agreement, unless such Transfer is corrected within 10 days after the date of the Call Notice, or (D) there shall occur a Transfer of any of the Shares pursuant to any bankruptcy proceeding, levy, property settlement or disposition pursuant to law incident to marital separation or divorce (alternatively, a “Call Event”), the Company shall have the right to purchase all or any portion of the Shares then held by the Purchaser, the Purchaser’s Estate or the Purchaser’s Trust at the Section 6 Repurchase Price determined in accordance with Section 7 hereof; provided, however, that the Call Event described in clause (D) of this Section 6(a)(i) shall entitle the Company to repurchase only that number of Shares that are the subject of the transfer resulting in the Call Event; and provided, further, that if the Call Event results from the death or permanent disability (as determined in accordance with Section 5) of the Purchaser, the Company shall have the right to purchase all or any portion of the Shares held by the Purchaser, the Purchaser’s Estate or the Purchaser’s Trust only at the Section 5 Repurchase Price. The Company shall have until 60 days after the date on which the Company has actual knowledge of a Call Event (other than a Call Event resulting from death or disability in which case the Company shall have 12 months) in which to give notice in writing to the Purchaser of the exercise of such election (“Call Notice”).

(ii) In the event that (A) the Purchaser, the Purchaser’s Estate and/or the Purchaser’s Trust holds Shares and Options and the Company exercises its right to repurchase Shares pursuant to this Section 6 or (B) the Purchaser, the Purchaser’s Estate and/or the Purchaser’s Trust holds only Options and the Company elects to cash out such Options upon the occurrence of an event specified in Section 6(a)(i) (in accordance with the requirements of the Call Notice), the Company shall pay the Purchaser, the Purchaser’s Estate or the Purchaser’s Trust, as the case may be, an amount equal to the Option Excess Price determined on the basis of the Section 6 Repurchase Price or the Section 5 Repurchase Price, as applicable, with respect to the termination of (x) if the Call Event is described in clause (A), (B) or (C) of Section 6(a)(i), all or any portion of the then exercisable outstanding Options held by the Purchaser, Purchaser’s Estate or Purchaser’s Trust and (y) if the Call Event is described in clause (D) of Section 6(a)(i), a pro rata portion (based on the ratio of the number of Shares that are the subject of the Transfer to the sum of such number and the number of additional shares so held) of the then exercisable outstanding Options held by the Purchaser, the Purchaser’s Estate or the Purchaser’s Trust.

(iii) The completion of the purchases pursuant to the foregoing shall take place at the principal office of the Company on the tenth business day after the later of the giving of notice of the exercise of the option to purchase or the date of the Call Event. The Section 5 Repurchase Price or the Section 6 Repurchase Price, as the case may be, and any payment with respect to the Options as described above shall be paid by delivery to the Purchaser, the Purchaser’s Estate or the Purchaser’s Trust, as the case may be, of a certified bank check or checks in the appropriate amount payable to the order of the Purchaser, the Purchaser’s Estate or the Purchaser’s Trust, as the case may be, against delivery of certificates or other instruments representing the Shares so purchased and appropriate documents canceling the Options so terminated, appropriately endorsed or executed by the Purchaser, the Purchaser’s Trust or his or its duly authorized representative.

(b) Notwithstanding any other provision of this Section 6 to the contrary and subject to Section 13, if there exists and is continuing any Event, the Company shall delay the repurchase of any of the Shares or the Options (pursuant to a Call Notice timely given in accordance with Section 6(a) hereof) from the Purchaser, the Purchaser’s Estate or the Purchaser’s Trust, as the case may be, until the Repurchase Eligibility Date; provided, however, that (i) the number of Shares subject to repurchase under this Section 6(b) shall be that number of Shares and (ii) the number of Exercisable Option Shares for purposes of calculating the Option Excess Price payable under this Section 6(b) shall be the number of Exercisable Option Shares held by the Purchaser, the Purchaser’s Estate or the Purchaser’s Trust, as the case may be, at the time of delivery of a Call Notice in accordance with Section 6(a) hereof. All Options exercisable as of the date of a Call Notice shall continue to be exercisable until the repurchase pursuant to such Call Notice.

7. Determination of Repurchase Price.

(a) The Section 5 Repurchase Price and the Section 6 Repurchase Price are hereinafter collectively referred to as the “Repurchase Price.” The event giving rise to the repurchase shall be deemed to be the Transfer, death, permanent disability, termination of employment, or other event, as the case may be (the “Repurchase Event”), not the giving of any notice required pursuant to Section 5 or Section 6.

(b) The “Repurchase Calculation Date” shall be the last day of the month preceding the later of (A) the month in which the Repurchase Event occurs or (B) the month in which the Repurchase Eligibility Date occurs; provided, however, that in the event of a Repurchase Event arising under Section 5 as a result of death or disability, the Repurchase Calculation Date shall be the date of the repurchase by the Company.

(c) Prior to a Public Offering (as hereinafter defined) the Section 5 Repurchase Price shall be Fair Market Value (as defined in Section 7(k)) as of the Repurchase Calculation Date. After a Public Offering, the Section 5 Repurchase Price shall be the Market Price Per Share (as defined in Section 7(j)) as of the Repurchase Calculation Date.

(d) In the event of Purchaser’s termination without Cause by the Company (and/or, if applicable, its Subsidiaries or Affiliates), or resignation with Good Reason (as defined in Section 7(g)), the Section 6 Repurchase Price for Shares, shall be either (A) Fair Market Value if the Repurchase Calculation Date is prior to a Public Offering or (B) Market Price Per Share if the Repurchase Calculation Date is after a Public Offering (Fair Market Value and Market Price Per Share, as applicable, the “Market Value”); provided, however, if the Repurchase Eligibility Date is more than 12 months following the Repurchase Event, then the Section 6 Repurchase Price shall not be less than the Section 6 Repurchase Price determined as of the last day of the month preceding the month in which the Repurchase Event occurs, plus interest compounded annually thereon at a rate equal to the interest rate applicable under Section 1274(d) of the Internal Revenue Code of 1986, as amended (the “Code”) on short term obligations.

(e) In the event of the Purchaser’s resignation without Good Reason (as defined in Section 7(g)), the Section 6 Repurchase Price shall be Market Value with respect to any Co-Investment shares or Shares acquired upon exercise of Rollover Options; provided, however, if the Repurchase Eligibility Date is more than 12 months following the Repurchase Event, then the Section 6 Repurchase Price shall not be less than the Section 6 Repurchase Price determined as of the last day of the month preceding the month in which the Repurchase Event occurs, plus interest compounded annually thereon at a rate equal to the interest rate applicable under Section 1274(d) of the Code on short term obligations. With respect to any other Shares, the Section 6 Repurchase Price shall be (i) if the Book Value Per Share on the Repurchase Calculation Date is less than the Book Value Per Share on the Purchase Date (such difference being the “Book Value Decrease”), the lesser of (x) the Market Value or (y) the Initial Price Per Share or (ii) if the Book Value Per Share on the Repurchase Calculation Date is greater than the

Book Value Per Share on the Purchase Date the Section 6 Repurchase Price shall be the lesser of (A) the Market Value, and (B) the Initial Price Per Share, plus (x) the Percentage (as defined below) multiplied by (y) the amount, if any, by which the Book Value Per Share as of the Repurchase Calculation Date exceeds the Book Value Per Share on the Purchase Date.

(f) In the event of the Purchaser’s termination by the Company (and/or, if applicable, its Subsidiaries or Affiliates) for Cause or an event described in Section 6(a)(i)(B), (C) or (D), the Section 6 Repurchase Price shall be a per share Repurchase Price equal to the least of (i) Market Value, (ii) the Initial Price Per Share, or (iii) the Initial Price Per Share less the amount of any Book Value Decrease.

(g) For purposes of this Agreement the following definitions shall apply: “Cause” shall mean (i) the Purchaser’s willful refusal to perform in any material respect his lawful duties or responsibilities for the Company or its Subsidiaries or willful disregard in any material respect of any financial or other budgetary limitations established in good faith by the Board of Directors or the board of any Subsidiary by which the Purchaser is employed; or (ii) the engaging by the Purchaser in conduct that causes material and demonstrable injury, monetarily or otherwise, to the Company or any of its Subsidiaries, including, but not limited to, misappropriation or conversion of assets of the Company or its Subsidiaries (other than non-material assets); or (iii) conviction of or entry of a plea of nolo contendere to a non-vehicular felony. No act or failure to act by the Purchaser shall be deemed “willful” if done, or omitted to be done, by him in good faith and with the reasonable belief that his action or omission was in the best interest of the Company or its Subsidiaries or consistent with Company policies or the directive of the Company’s Board of Directors.

“Good Reason” shall mean (i) a reduction in Purchaser’s base salary (other than as part of a broad salary reduction program instituted because the Company or the Subsidiary by which Purchaser is employed is in financial distress), (ii) a substantial reduction in Purchaser’s duties and responsibilities, (iii) the elimination or reduction of Purchaser’s eligibility to participate in the Company’s benefit programs that is inconsistent with the eligibility of similarly situated employees of the Company to participate therein, (iv) the Company informs the Purchaser of its intention to transfer the Purchaser’s primary workplace to a location that is more than 25 miles from the Purchaser’s workplace as of the Purchase Date, and (v) any serious chronic mental or physical illness of a member of the Purchaser’s family that requires the Purchaser to terminate his or her employment because of substantial interference with his or her duties at the Company; provided, that at the Company’s request Purchaser shall provide the Company with a written physician’s statement confirming the existence of such mental or physical illness.

The “Percentage” shall be determined as follows:

Repurchase Calculation Date	Percentage
Prior to the first anniversary of the Purchase Date	- 0 -
On or after the first anniversary of the Purchase Date and prior to the second anniversary of the Purchase Date	20%
On or after the second anniversary of the Purchase Date and prior to the third anniversary of the Purchase Date	40%
On or after the third anniversary of the Purchase Date and prior to the fourth anniversary of the Purchase Date	60%
On or after the fourth anniversary of the Purchase Date and prior to the fifth anniversary of the Purchase Date	80%
On or after the fifth anniversary of the Purchase Date	100%

(h) “Book Value Per Share” as of any date of determination shall equal the result of (x) the sum of (A) the shareholders’ equity of the Company, excluding amounts attributable to shares of the Company’s capital stock other than its Shares as of the relevant date; and excluding (i) the effect of any extraordinary, non-recurring, certain non-operating, or unusual items and (ii) any decrease after the Purchase Date in a valuation allowance or other reserve related to deferred tax assets recognized by the Company, if and to the extent determined in the sole discretion of the Board of Directors of the Company, all as determined in accordance with generally accepted accounting principles applied on a basis consistent with any prior periods, and (B) the aggregate exercise prices of all outstanding stock options and other dilutive rights to acquire Shares of the Company and the aggregate dilutive conversion prices of all securities convertible into Shares, divided by (y) the sum of the number of Shares then outstanding and the number of Shares issuable upon the exercise of all outstanding stock options and other dilutive rights to acquire Shares and the conversion of all dilutive securities convertible into Shares. For purposes of this Agreement, Book Value Per Share as of the Purchase Date will be based on the shareholder’s equity of the Company immediately after giving effect to the transactions contemplated by the Asset Purchase Agreement between Agilent Technologies, Inc. and the Company and the incurrence of related transaction fees and expenses related thereto.

(i) As used herein the term “Public Offering” shall mean a public offering and sale of Shares by the Company (or any successor) pursuant to an effective registration statement under the Securities Act and/or in compliance with equivalent applicable foreign securities laws (other than a registration statement on Form S-8, Form S-4, Form F-4 or any other similar form). A “Qualified Public Offering” shall mean a Public Offering pursuant to an effective registration statement relating to the sale of Shares held by any or all of the Sponsor and its Affiliates which results in gross proceeds to the Sponsors and its Affiliates in excess of $250,000,000 and an active trading market in the Shares.

(j) As used herein the term “Market Price Per Share” shall mean the price per share equal to the last sale price (or if no sales occur on such day, then the average of the closing bid and asked prices for such day) of the Shares on the Repurchase Calculation Date on each exchange on which the Shares may at the time be listed and on which the Shares may be traded on such dates or, if the Shares shall not be so listed, the closing sales price as reported by NASDAQ for the Repurchase Calculation Date in the over-the-counter market.

(k) As used herein the term “Fair Market Value” of a share shall mean the fair market value, as determined in good faith by the Board of Directors of the Company in its sole discretion without giving effect to any discount for minority status or transfer restrictions, based upon such facts and circumstances as it deems relevant.

(l) In determining the Repurchase Price, appropriate adjustments shall be made for any future issuances of rights to acquire and securities convertible into Shares and any stock dividends, splits, combinations, recapitalizations or any other adjustment in the number of outstanding Shares.

8. “Tag-Along” Right.

(a) In the event that at any time prior to the fifth anniversary of a Public Offering, the Sponsors or a Sponsor Affiliate to whom a Sponsor has transferred any of its Shares (a “Transfer Affiliate”) proposes to transfer for value any Shares owned by it to any person (a “Proposed Purchaser”), in any transaction other than (i) a Public Offering; (ii) from and after the initial firm commitment underwritten Public Offering, pursuant to Rule 144 or a block sale to a financial institution in the ordinary course of its trading business; provided, that Section 3 and 4 shall no longer apply with respect to a number of Shares equal to the maximum number of Shares the Purchaser, the Purchaser’s Estate or the Purchaser’s Trust, as the case may be, would have been entitled to sell in such sale pursuant to the first sentence of Section 8(b) other than due to the provisions of this clause (ii), (iii) a distribution, dividend or other transfer of Shares by Luxco to its shareholders, by way of liquidation or otherwise; provided, that such shareholders become parties to this Agreement, in the capacity of a Sponsor, or (iv) a sale to a Sponsor Affiliate, the Sponsor (or such Transfer Affiliate) will notify the Purchaser, the Purchaser’s Estate or the Purchaser’s Trust, as the case may be, in writing (a “Sale Notice”) of such proposed sale (a “Proposed Sale”) and the material terms of the Proposed Sale as of the date of the Sale Notice (the “Material Terms”) promptly and in any event not less than 25 days prior to the Proposed Sale and not more than 5 days after the execution of the definitive agreement relating to the Proposed Sale, if any (the “Sale Agreement”). If within 20 business days of the date of receipt of the Sale Notice, the Sponsor (or such Transfer Affiliate) receives a written request (a “Sale Request”) to include Shares held by the Purchaser, the Purchaser’s Estate or the Purchaser’s Trust in the Proposed Sale, the Shares so held by the Purchaser, the Purchaser’s Estate or the Purchaser’s Trust, not to exceed the amount provided in Section 8(b) below, shall be so included as provided herein; provided, that only one such Sale Request may be delivered by the Purchaser or the Purchaser’s Estate or the Purchaser’s Trust, as the case may be, with respect to any single Proposed Sale for any Shares held by the Purchaser or the Purchaser’s Estate or the Purchaser’s Trust; and provided, further, that any Sale Request shall be irrevocable unless (x) there shall be a material adverse change in the Material Terms or (y) otherwise mutually agreed to in writing by the Purchaser, the Purchaser’s Estate or the Purchaser’s Trust, as the case may be, and Sponsor (or such Transfer Affiliate). Promptly after the receipt of the Sale Request, the Sponsor (or such Transfer Affiliate) will furnish the Purchaser, the Purchaser’s Estate or the Purchaser’s Trust with a copy of the Sale Agreement, if any.

(b) The maximum number of Shares that the Purchaser or the Purchaser’s Estate or the Purchaser’s Trust, as the case may be, will be permitted to include in a Proposed Sale pursuant to a Sale Request will be the product of (i) the sum of the number of Shares (A) then held by the Purchaser or the Purchaser’s Estate or the Purchaser’s Trust, including all Exercisable Option Shares (as defined in Section 10(b)) and (B) Option Shares which will become exercisable prior to or in connection with the Proposed Sale, multiplied by (ii) the ratio of (A) the number of Shares which the Sponsor (or the Transfer Affiliate) proposes to sell in the Proposed Sale, (after giving effect to this Agreement, the Other Purchasers’ Agreements, and any other agreements among the Sponsors (or any Transfer Affiliate) and other agreement with any holder of Shares that gives the right to such holder to participate in the Proposed Sale) divided by (B) the number of Shares then held by such Sponsor (or the Transfer Affiliate). Notwithstanding the above, if one of more holders of Shares who have been granted rights similar to those granted hereunder elect not to include in the Proposed Sale the maximum number of Shares which such holder would have been permitted to include in a Proposed Sale (the “Eligible Shares”), the holders of Shares, including the Sponsor (or the Transfer Affiliate), or any of them, may sell in the Proposed Sale a number of additional Shares owned by any of them equal to their pro rata portion of the number of Eligible Shares not included in the Proposed Sale, based on the relative number of Shares then held by each such holder, and such additional Shares which any such holder or holders propose to sell shall not be included in the calculation made pursuant to this Paragraph (b) for the purpose of determining the maximum number of Shares which the Purchaser or the Purchaser’s Estate or the Purchaser’s Trust, as the case may be, will be permitted to include in a Proposed Sale. Each Sponsor (or the Transfer Affiliate) may sell in the Proposed Sale additional Shares owned by it equal to any remaining Eligible Shares that will not be included in the Proposed Sale pursuant to the foregoing sentence.

(c) Except as may otherwise be provided herein, Shares subject to a Sale Request will be included in a Proposed Sale pursuant hereto and in any agreements with the Proposed Purchaser relating thereto on the same terms and subject to the same conditions applicable to the Shares which the Sponsor (or the Transfer Affiliate) proposes to sell in the Proposed Sale. Such terms and conditions shall include, without limitation: the pro rata reduction of the number of Shares to be included in the Proposed Sale if required by the Proposed Purchaser; the sales price; the payment of fees, commissions and expenses; the provision of, and representation and warranty as to, information requested by the Sponsor (or the Transfer Affiliate), and the provision of requisite indemnifications; provided, that any indemnification provided by the Purchaser, the Purchaser’s Estate or the Purchaser’s Trust shall be pro rata in proportion with the number of Shares to be sold; and provided, further, that fees paid to certain affiliates of the Sponsors pursuant to that certain Advisory Agreement with the Company and such affiliates in connection with the Proposed Sale shall not be deemed to be terms and conditions with respect to the Sale of the Shares.

(d) Upon delivering a Sale Request, the Purchaser, the Purchaser’s Estate or the Purchaser’s Trust, as the case may be, will, if requested by the Sponsor (or the Transfer Affiliate), execute and deliver a custody agreement and power of attorney in form and substance satisfactory to the Sponsor (or the Transfer Affiliate) (a “Custody Agreement and Power of Attorney”) with respect to the Shares which are to be included in the Proposed Sale pursuant hereto. The Custody Agreement and Power of Attorney will provide, among other things, that the Purchaser, the Purchaser’s Estate or the Purchaser’s Trust, as the case may be, will deliver to and deposit in custody with the custodian and attorney-in-fact named therein a certificate or certificates representing such Shares (duly endorsed in blank by the registered owner or owners thereof or accompanied by duly executed stock powers in blank) and irrevocably appoint said custodian and attorney-in-fact as the Purchaser, the Purchaser’s Estate’s or the Purchaser’s Trust’s, as the case may be, agent and attorney-in-fact with full power and authority to act under the Custody Agreement and Power of Attorney on behalf of the Purchaser, the Purchaser’s Estate or the Purchaser’s Trust, as the case may be, with respect to the matters specified therein.

(e) The Purchaser, Purchaser’s Trust or Purchaser’s Estate shall execute such other agreements as the Sponsor (or the Transfer Affiliate) may reasonably request in connection with the consummation of a Proposed Sale and Sale Request and the transactions contemplated hereby and the Purchaser’s, Purchaser’s Estate or Purchaser’s Trust, as the case may be, right pursuant hereto to participate in a Proposed Sale shall be contingent on such person’s strict compliance with each provision of this Agreement.

9. Purchaser’s “Bring-Along” Right.

In the event that at any time prior to the fifth anniversary of a Public Offering, a Sponsor (or a Transfer Affiliate) proposes to sell any of its holdings of Shares (the “Sponsor Shares”) in a Proposed Sale (a “Bring-Along Sale”), such Sponsor may provide Purchaser or Purchaser’s Estate or Purchaser’s Trust, as the case may be, written notice (a “Bring-Along Notice”) of such Proposed Sale and the Material Terms not less than 10 business days prior to the proposed date of the Bring-Along Sale (the “Bring-Along Sale Date”) and the Purchaser hereby agrees to sell to such Proposed Purchaser, as provided in Sections 8(c), (d) and (e), the number of Shares equal to the product of (i) the sum of the number of Shares (A) then held by the Purchaser or the Purchaser’s Estate or the Purchaser’s Trust, including all Exercisable Option Shares and (B) any Option Shares which will become exercisable prior to or in connection with the Bring-Along Sale, multiplied by (ii) the ratio of (A) the number of Shares which Sponsor (or a Transfer Affiliate) proposes to sell in the Proposed Sale, divided by (B) the number of Shares then held by Sponsor (or a Transfer Affiliate) at the same price and upon the same terms and conditions as such transfer of Sponsor Shares. The Purchaser, Purchaser’s Trust or Purchaser’s Estate, as the case may be, shall exercise Options to the extent necessary to obtain a number of Shares sufficient to fulfill its obligation to sell Shares in a Bring-Along Sale pursuant to this Section 9. The provisions of this Section 9 shall apply regardless of the form of consideration in the Bring-Along Sale.

10. Shares Issued to the Purchaser Upon Exercise of Options; Termination of Options.

(a) The Company may from time to time grant to the Purchaser, in addition to the Options granted pursuant to this Agreement, Options under the Equity Plan or otherwise to purchase Shares. All Options and Shares issuable by the Company upon exercise of such Options shall be subject to the terms and conditions of this Agreement.

(b) All outstanding Options granted to the Purchaser under the Equity Plan or otherwise, whether or not then exercisable, will be automatically terminated upon the payment by the Company to the Purchaser, pursuant to the provisions of Section 5 or 6 of this Agreement, of an amount equal to the Option Excess Price. If the Option Excess Price is zero or a negative number, all outstanding Options granted to the Purchaser under the Equity Plan or otherwise, whether or not then exercisable, shall be automatically terminated upon the repurchase of Shares as provided in Section 5 or 6. The “Option Excess Price” is the excess, if any, of the Section 5 Repurchase Price or the Section 6 Repurchase Price, depending on which Repurchase Price is being used to repurchase the Shares, over the exercise prices applicable to such Options multiplied by the number of Exercisable Option Shares. For purposes hereof, “Exercisable Option Shares” shall mean the Shares which, at the time of determination, could be purchased by the Purchaser upon exercise of his outstanding Options.

11. The Company’s Representations and Warranties.

(a) The Company represents and warrants to the Purchaser that (i) this Agreement has been duly authorized, executed and delivered by the Company and (ii) the Shares, when issued and delivered in accordance with the terms hereof, will be duly and validly issued, fully paid and nonassessable.

(b) If the Company shall have filed a registration statement pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or engaged in a Public Offering, (i) the Company shall use reasonable efforts to register the Options and the Shares to be acquired on exercise thereof on a Form S-8 Registration Statement or any successor to Form S-8 to the extent that such registration is then available with respect to such Options and Shares and (ii) the Company will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Securities and Exchange Commission (“SEC”) thereunder, to the extent required from time to time to enable the Purchaser to sell Shares without registration under the Securities Act within the limitations of the exemptions provided any applicable rule or regulation of the SEC. Notwithstanding anything contained in this Section 11(b), the Company may deregister under Section 12 of the Exchange Act if it is then permitted to do so pursuant to the Exchange Act and the rules and regulations thereunder. Nothing in this Section 11(b) shall be deemed to limit in any manner the restrictions on sales of Shares contained in this Agreement.

12. “Piggyback” Registration Rights. Until the later of (i) the first occurrence of a Qualified Public Offering and (ii) the fifth anniversary of the Effective Date:

(a) The Purchaser, Purchaser’s Trust or Purchaser’s Estate hereby agrees to be bound by all of the terms, conditions and obligations of the Registration Rights Agreement (the “Registration Rights Agreement”) entered into by and among the Company and investors party thereto as amended from time to time, in each case as if the Purchaser, Purchaser’s Trust or Purchaser’s Estate were a Holder (as such term is defined in the Registration Rights Agreement); provided, however, that at no time shall the Purchaser, Purchaser’s Trust or Purchaser’s Estate have any rights to request registration under the Registration Rights Agreement; and provided, further, that Purchaser, Purchaser’s Estate and Purchaser’s Trust’s rights shall be limited as set forth in this Section 12. All Shares purchased or held by Purchaser, Purchaser’s Trust or Purchaser’s Estate pursuant to this Agreement shall be deemed to be “Registrable Securities” as defined in the Registration Rights Agreement.

(b) In the event of a sale of Shares by the Sponsor in accordance with the terms of the Registration Rights Agreement, the Company will promptly notify the Purchaser, Purchaser’s Trust or Purchaser’s Estate in writing (a “Notice”) of the proposed registration (a “Proposed Registration”). If within 15 days of the receipt by the Purchaser, Purchaser’s Trust or Purchaser’s Estate of such Notice, the Company receives from the Purchaser, Purchaser’s Trust or Purchaser’s Estate, as the case may be, a written request (a “Request”) to register Shares held by the applicable Purchaser, Purchaser’s Trust or Purchaser’s Estate (which Request will be irrevocable unless otherwise mutually agreed to in writing by the Purchaser, Purchaser’s Trust or Purchaser’s Estate and the Company), Shares will be so registered as provided in this Section 12; provided, however, that for each such registration statement only one Request, which shall be executed by the Purchaser, Purchaser’s Trust or Purchaser’s Estate, as the case may be, may be submitted for all Registrable Securities held by the Purchaser, Purchaser’s Trust or Purchaser’s Estate.

(c) The maximum number of Shares that will be registered pursuant to a Request will be the lowest of (i) the number of Shares then held by the Purchaser, Purchaser’s Trust or Purchaser’s Estate, including all Shares which the Purchaser, Purchaser’s Trust or Purchaser’s Estate are then entitled to acquire under an unexercised Option to the extent then exercisable, multiplied by a fraction, the numerator of which is the number of Shares being sold by the Sponsors and the denominator of which is the aggregate number of Shares owned by the Sponsors or (ii) the maximum number of Shares which the Company can register in the Proposed Registration without adverse effect on the offering in the view of the managing underwriters (reduced pro rata with all Other Purchasers) as more fully described in subsection (d) of this Section 12 or (iii) the maximum number of Shares which the Purchaser, Purchaser’s Trust or Purchaser’s Estate (pro rata based upon the aggregate number of Shares the Purchaser, Purchaser’s Trust or Purchaser’s Estate and all other Purchasers have requested to be registered) is permitted to register under the Registration Rights Agreement, including, without limitation, any reductions required by the Registration Rights Agreement.

(d) Upon delivering a Request, the Purchaser, Purchaser’s Trust or Purchaser’s Estate will, if requested by the Company, execute and deliver a Custody Agreement and Power of Attorney. The Custody Agreement and Power of Attorney will provide, among other things, that the Purchaser, Purchaser’s Trust or Purchaser’s Estate will deliver to and deposit in custody with the custodian and attorney-in-fact named therein a certificate or certificates representing such Shares (duly endorsed in blank by the registered owner or owners thereof or accompanied by duly executed stock powers in blank) and irrevocably appoint said custodian and attorney-in-fact as the Purchaser, Purchaser’s Trust or Purchaser’s Estate’s agent and attorney-in-fact with full power and authority to act under the Custody Agreement and Power of Attorney on the Purchaser, Purchaser’s Trust or Purchaser’s Estate’s behalf with respect to the matters specified therein.

(e) The Purchaser, Purchaser’s Trust or Purchaser’s Estate agrees that Purchaser, Purchaser’s Trust or Purchaser’s Estate, as applicable, will execute such other agreements as the Company may reasonably request to further evidence the provisions of this Section.

13. Pro Rata Repurchases.

Notwithstanding anything to the contrary contained in Sections 5, 6 or 7, if at any time consummation of all purchases and payments to be made by the Company pursuant to this Agreement and the Other Purchasers’ Agreements would result in an Event, then the Company shall make purchases from, and payments to, the Purchaser and Other Purchasers pro rata (on the basis of the proportion of the number of Shares and the number of Options each such Purchaser and all Other Purchasers have elected or are required to sell to the Company) for the maximum number of Shares and shall pay the Option Excess Price for the maximum number of Options permitted without resulting in an Event (the “Maximum Repurchase Amount”). The provisions of Sections 5(b) and 6(b) shall apply in their entirety to payments and repurchases with respect to Options and Shares which may not be made due to the limits imposed by the Maximum Repurchase Amount under this Section 13. Until all of such Shares and Options are purchased and paid for by the Company, the Purchaser and the Other Purchasers whose Shares and Options are not purchased in accordance with this Section 13 shall have priority, on a pro rata basis, over other purchases of Shares and Options by the Company pursuant to this Agreement and Other Purchasers’ Agreements.

14. Rights to Negotiate Repurchase Price.

Nothing in this Agreement shall be deemed to restrict or prohibit the Company from purchasing Shares or Options from the Purchaser, at any time, upon such terms and conditions, and for such price, as may be mutually agreed upon between the Parties, whether or not at the time of such purchase circumstances exist which specifically grant the Company the right to purchase, or the Purchaser the right to sell, Shares or the Company has the right to pay, or the Purchaser has the right to receive, the Option Excess Price under the terms of this Agreement.

15. Covenant Regarding 83(b) Election.

Except as the Company may otherwise agree in writing, the Purchaser hereby covenants and agrees that Purchaser will make an election provided pursuant to Treasury Regulation 1.83-2 with respect to the Shares to be acquired upon each exercise of the Purchaser’s Options; and the Purchaser further covenants and agrees that Purchaser will furnish the Company with copies of the forms of election the Purchaser files within 30 days after the date hereof, and within 30 days after each exercise of the Purchaser’s Options and with evidence that each such election has been filed in a timely manner.

16. Notice of Change of Beneficiary.

Immediately prior to any transfer of Shares to a Purchaser’s Trust, the Purchaser shall provide the Company with a copy of the instruments creating the Purchaser’s Trust and with the identity of the beneficiaries of the Purchaser’s Trust. The Purchaser shall notify the Company immediately prior to any change in the identity of any beneficiary of the Purchaser’s Trust.

17. Expiration of Certain Provisions.

(a) The provisions contained in Sections 2, 4, 5, 6, 8, 9 and 12 of this Agreement and the portion of any other provision of this Agreement which incorporates the provisions of Section 4, 5 or 6, shall terminate and be of no further force or effect with respect to any Shares sold by the Purchaser pursuant to an effective registration statement filed by the Company pursuant to Section 11 hereof.

(b) The provisions contained in Sections 2(e), 3, 4, 5, 6, 8, 9, 12 and 15 of this Agreement, and the portion of any other provisions of this Agreement which incorporate the provisions of any of such Sections, shall terminate and be of no further force or effect upon the consummation of a Change in Control. For purposes of this Agreement, “Change in Control” means (i) sales of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, to a Person who is not an Affiliate of the Company or the Sponsors, (ii) a sale by the Sponsors or any of their respective Affiliates resulting in more than 50% of the voting shares of the Company being held by a person or related group of persons that does not include the Sponsors or any of their respective Affiliates, or (iii) a merger or consolidation of the Company into another Person which is not an Affiliate of the Company or the Sponsors, if and only if as a result of such merger or consolidation the Sponsors lose the ability to elect a majority of the Board of Directors of the Company (or the resulting entity).

18. Recapitalizations, etc.

The provisions of this Agreement shall apply, to the full extent set forth herein with respect to the Shares or the Options, to any and all shares of capital stock of the Company or any capital stock, partnership units or any other security evidencing ownership interests in any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or in substitution of the Shares or the Options, by reason of any stock dividend, split, reverse split, combination, recapitalization, liquidation, reclassification, merger, consolidation or otherwise.

19. The Purchaser’s Employment by the Company.

Nothing contained in this Agreement (i) obligates the Company or any Subsidiary or Affiliate of the Company to employ the Purchaser in any capacity whatsoever or (ii) prohibits or restricts the Company (or any of its Subsidiaries or Affiliates) from terminating the employment, if any, of the Purchaser at any time or for any reason whatsoever, with or without Cause, and the Purchaser hereby acknowledges and agrees that except as may be contained in Purchaser’s employment agreement with the Company, neither the Company nor any other Person has made any representations or promises whatsoever to the Purchaser concerning the Purchaser’s employment or continued employment by the Company.

20. Securities Laws.

The Company hereby agrees to use its reasonable efforts to comply with all foreign and state securities or “blue sky” laws that might be applicable to the sale of the Shares and the issuance of the Options to the Purchaser.

21. Binding Effect.

The provisions of this Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors and permitted assigns. Purchaser may assign his rights and obligations under this Agreement only to those transferees to whom Purchaser is required to do so pursuant to the terms hereof. In the case of a transferee permitted under Section 2(a) hereof, such transferee shall be deemed the Purchaser hereunder; provided, however, that no transferee (including without limitation, transferees referred to in Section 2(a) hereof) shall derive any rights under this Agreement unless and until such transferee has delivered to the Company a valid undertaking and becomes bound by the terms of this Agreement.

22. Amendment.

This Agreement may be amended only by a written instrument signed by the Parties hereto.

23. Closing.

Except as otherwise provided herein, the closing of each purchase and sale of Shares and the payment of the Option Excess Price, if any, pursuant to this Agreement shall take place at the principal office of the Company on the tenth business day following delivery of the notice by either Party to the other of its exercise of the right to purchase or sell such Shares hereunder or to cause the payment of the Option Excess Price, if any.

24. Applicable Law.

The laws of Singapore shall govern the interpretation, validity and performance of the terms of this Agreement, regardless of the law that might be applied under principles of conflicts of law. Each of the Company, Luxco and the Purchaser (the “Parties”) hereby irrevocably and unconditionally submits to the exclusive jurisdiction of the state and federal courts located in or for the State of California, County of San Mateo, for any actions, suits, or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby (and each of the Parties agrees not to commence any action, suit or proceeding relating thereto except in such courts), and further agrees that service of any process, summons, notice or document by U.S. registered mail to its address set forth below shall be effective service of process of any action, suit or proceeding brought against any Party in any such court. Each of the Parties hereby irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby, in such state or federal courts as aforesaid and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. The Company and Luxco have appointed Corporation Service Company, which will do business in California as CSC-Lawyers Incorporation Service, as its authorized agent (the “Authorized Agent”) upon whom process may be served in any action arising out of or based on this Agreement or the transactions contemplated hereby. Such appointment shall be irrevocable pursuant to a contract that shall be prepaid for a period through December 1, 2010. The Company and Luxco represent and warrant that the Authorized Agent has agreed to act as such agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Company and Luxco.

25. Assignability of Certain Rights by the Company.

The Company shall have the right to assign any or all of its rights or obligations to purchase Shares pursuant to Sections 4, 5 and 6 hereof; provided, that the Company shall remain liable for all of its obligations pursuant to such Sections.

26. Section 409A.

The parties acknowledge and agree that, to the extent applicable, this Agreement shall be interpreted in accordance with Section 409A of the Code and any proposed or final Treasury Regulations promulgated thereunder. Notwithstanding any provision of this Agreement to the contrary, in the event that the Company determines that any amounts payable hereunder will be immediately taxable to the Purchaser under Section 409A, the Company may (a) adopt such amendments to this Agreement and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Company determines necessary or appropriate to preserve the intended tax treatment of the benefits provided by this Agreement and/or (b) take such other actions as the Company determines necessary or appropriate to comply with the requirements of Section 409A.

27. Consent to Shorter Notice.

As permitted by Section 177(3) of the Singapore Companies Act, Purchaser hereby agrees to shorter notice than required by Section 177(2) of the Singapore Companies Act with respect to any meeting of the Company, other than the Company’s annual general meeting, which shorter notice may be as little as immediately prior to the commencement of such meeting. To such end, Purchaser hereby irrevocably appoints and constitutes Luxco, and its assigns, as Purchaser’s true and lawful attorney, in Purchaser’s name, place and stead, to make, execute and acknowledge documents for the limited purpose of agreeing to such shorter notice. Purchaser agrees to provide the Company with any documentation reasonably requested by the Company to give effect to the agreements in the two immediately preceding sentences.

28. Miscellaneous.

In this Agreement (i) all references to “dollars” or “$” are to United States dollars and (ii) the word “or” is not exclusive. If any provision of this Agreement shall be declared illegal, void or unenforceable by any court of competent jurisdiction, the other provisions shall not be affected, but shall remain in full force and effect.

29. Notices.

All notices and other communications provided for herein shall be in writing and shall be deemed to have been duly given if delivered by hand (whether by overnight courier or otherwise) or sent by registered or certified mail, return receipt requested, postage prepaid, to the Party to whom it is directed:

(a) If to the Company, to it at the following address:

Avago Technologies Limited

No. 1 Yishun Avenue 7

Singapore 768923

Attn:	Adam Clammer
Kenneth Hao

with a copy to:

Latham & Watkins LLP

135 Commonwealth Drive

Menlo Park, California 94025

Attn:	Peter F. Kerman, Esq.
Joseph M. Yaffe, Esq.

(b) If to the Purchaser, to him at his most recent address as reflected in the Company’s records, or at such other address as the Party shall have specified by notice in writing to the other Parties.

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IN WITNESS WHEREOF, the Parties have executed this Shareholder’s Agreement effective as of the date first above written.

AVAGO TECHNOLOGIES LIMITED

By:

Title:

BALI INVESTMENTS S.A.R.L.

By:

Title:

PURCHASER

«Name»

Exhibit A

Shares and Options as of the Purchase Date

Co-Investment Shares	New Options	Rollover Options
«Shares»	«New_Options»	«Rollover_Options»